Exhibit 10.12

DATED 18 June 2015

(1) PURETECH HEALTH PLC

- and-

(2) INVESCO ASSET MANAGEMENT LIMITED

(ACTING AS AGENT FOR AND ON BEHALF OF ITS

DISCRETIONARY MANAGED CLIENTS)

RELATIONSHIP AGREEMENT

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2
2.	CONDITION PRECEDENT	5
3.	CONDUCT OF TRANSACTIONS AND RELATIONSHIPS	5
4.	INFORMATION COVENANT	6
5.	CONFIDENTIAL INFORMATION	6
6.	ANNOUNCEMENTS	8
7.	OVERRIDING OBLIGATIONS	8
8.	TERMINATION OF DEED	8
9.	VARIATION, WAIYER AND CONSENT	9
10.	FURTHER ASSURANCE	9
11.	ASSIGNMENT	9
12.	SEVERABILITY	9
13.	ENTIRE AGREEMENT	9
14.	GOVERNING LAW AND JURISDICTION	10
15.	NOTICES	10
16.	COUNTERPARTS	11
17.	COSTS	11
18.	NOPARTNERSHIPORAGENCY	11
19.	THIRD PARTY RIGHTS	11

THIS DEED is made on

18 June 2015

BETWEEN:

(1)

PURETECH HEALTH PLC, a company incorporated in England and Wales with company number 09582467, whose registered office is at 5th Floor, 6 St Andrew Street, London EC4A 3AE, United Kingdom (“Company”); and

(2)

INVESCO ASSET MANAGEMENT LIMITED, a company incorporated in England and Wales with company number 00949417, whose registered office is at Perpetual Park, Perpetual Park Drive, Henley-On-Thames, Oxfordshire, RG9 IHH United Kingdom (“ Shareholder”).

RECITALS:

A

Application has been made or will be made by the Company for all of the Ordinary Shares to be admitted to the Official List and to be admitted to trading on the main market for listed securities of the London Stock Exchange (“Admission”).

B

It is expected that upon Admission the Shareholder will exercise or control on its own or together with certain of its associates, and together with any person with whom they are acting in concert (or deemed to be acting in concert), more than 30 per cent. of the votes able to be cast on all or substantially all matters at general meetings of the Company.

C

In contemplation of Admission, the Company and the Shareholder have agreed to enter into this Deed to record the current and future basis of the Shareholder’s relationship with the Company as a Controlling Shareholder so that the Company can demonstrate that there are appropriate measures in place to regulate their relationship and to deliver effective independence. Furthermore, the Company wishes to enter into this Deed with the Shareholder pursuant to LR 6.1.4BR which includes a requirement for the Company, as a company with a Controlling Shareholder admitted to listing on the premium listing segment of the Official List, to have in place a written and legally binding agreement with such Controlling Shareholder containing certain provisions intended to ensure that the independence of the Company is safeguarded.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, the following words, expressions and abbreviations shall have the following meanings (except where the context otherwise requires):

“acting in concert” means acting together with another entity (or a number of entities) to control or exercise 30 per cent. or more of the votes able to be cast on all or substantially all matters at general meetings of the Company as referred to in the context of Chapter 6 of the Listing Rules and the definition of “controlling shareholder” in the Listing Rules;

“Admission” shall have the meaning ascribed to it in recital A of this Deed;

“Announcements” means any press announcement by the Company in connection with Admission;

“Articles” mean the articles of association of the Company as amended from time to time;

“Associate” means any legal or natural person which falls within the definition of an Associate in the Listing Rules;

“Business Day” means any day (other than a Saturday or Sunday or public holiday) on which banks generally are open in the City of London for the transaction of normal banking business;

“CJA” means the Criminal Justice Act 1993;

“Companies Law” means the Companies Act 2006;

“Company Group” means the Company, its subsidiary undertakings and its operating companies from time to time and references to a “member of the Company Group” shall be construed accordingly;

“Confidential Information” has the meaning set out in clause 5.4;

“Controlling Shareholder” has the meaning given to the definition of “controlling shareholder” in the Listing Rules;

“Disclosure and Transparency Rules” means the rules made by the FCA relating to the disclosure of information pursuant to Part VI of the FSMA;

“FCA” means the UK Financial Conduct Authority or its successor in respect of the regulation of listed companies and securities;

“FSMA” means the Financial Services and Markets Act 2000 (as amended from time to time);

“Invesco Funds” means Invesco Perpetual Income Fund, Invesco Perpetual High Income Fund, Invesco Perpetual UK Equity Pension Fund, Invesco Perpetual UK Strategic Income Fund and Invesco Perpetual Distribution Fund;

“Listing Rules” means the listing rules made by the FCA pursuant to Part VI of the FSMA;

“London Stock Exchange” means the London Stock Exchange pie;

“Minimum Interest” means an interest of 30 per cent or more of the issued share capital of the Company (or which carries 30 per cent or more of the aggregate Voting Rights in the Company from time to time);

“Official List” means the official list maintained by the FCA;

“Ordinary Share” means an ordinary share in the capital of the Company having the rights set out in the A11icles;

“Prospectus” means the document prepared by the Company in connection with Admission and to be approved by the FCA in accordance with the Listing Rules;

“Prospectus Rules” means the prospectus rules made by the FCA pursuant to Part VI of the FSMA;

“subsidiary undertaking” means, in relation to a company, any subsidiary undertaking of such company as defined in section 1162 of the Companies Act 2006 and “subsidiaries” shall mean all subsidiary undertakings of such company;

“Takeover Code” means the City Code on Takeovers and Mergers or any successor code or other regime (whether statutory or non-statutory) governing the conduct of takeovers and mergers in the United Kingdom;

“undertaking” means a company, body corporate, partnership, joint venture or other economic enterprise (whether or not a body corporate) carrying on a business (whether or not for profit); and

“Voting Rights” means, in relation to any undertaking, voting rights attaching to securities of the relevant undertaking which are generally exercisable at meetings of security holders of the relevant undertaking.

1.2	Interpretation

In this Deed (except where the context otherwise requires):

1.2.1	clause and paragraph headings and any table of contents are inserted for ease of reference only and shall not affect construction;

1.2.2	any reference to a “party” is to a party to this Deed;

1.2.3	any reference to a recital or clause is to the relevant recital or clause to this Deed;

1.2.4

any reference to “include” or “including” (or any similar term) is not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

1.2.5

any reference to a person shall include any individual, firm, body corporate, association, joint venture, partnership, government, state or agency of state, in each case whether or not having a separate legal personality. Reference to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

1.2.6

references to the Prospectus Rules, the Listing Rules, the Disclosure and Transparency Rules, the Companies Law, the Takeover Code, the CJA and the FSMA and to any statutes or statutory provisions include any code, regulation, statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision;

1.2.7	any reference to a deed or other document or any provisions thereof is a reference thereto as it is in force for the time being and from time to time as amended, supplemented, novated, or replaced;

1.2.8

all representations, warranties, covenants, undertakings and obligations in this Deed given to or enforceable by the Shareholder shall be deemed also to have been given to and be enforceable separately by each of the Invesco Funds and/or by the Shareholder on behalf of the Invesco Funds.

1.2.9	any reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include email; and

1.2.10	references to times of the day are to the time in London in the United Kingdom.

2.	CONDITION PRECEDENT

2.1	Deed conditional upon Admission

This Deed is conditional upon, and shall come into force on, Admission (the “Condition Precedent”).

2.2	Long stop date

In the event that Admission has not occurred on or before 30 June 2015 (or such later date as is agreed between the parties in writing), this Deed shall be null and void and of no further force or effect and no party shall have any claim in respect of this Deed against any other party for costs, damages, compensation or otherwise.

3.	CONDUCT OF TRANSACTIONS AND RELATIONSHIPS

3.1	The Shareholder shall and shall procure that each of its Associates and any person with whom they are acting in concert shall:

3.1.1

make and conduct all transactions, agreements and relationships with the Company and any other member of the Company Group at arm’s length and on normal commercial terms (and the parties hereby acknowledge that this Deed has been concluded on such a basis);

3.1.2

not take any action that would, or would be reasonably likely to, have the effect of preventing the Company or any other member of the Company Group from complying with its obligations under the Listing Rules;

3.1.3	not propose or procure the proposal of a shareholder resolution which is intended or appears to be intended to circumvent the proper application of the Listing Rules; and

3.1.4	not exercise any of its voting or other rights and powers:

3.1.4.1

to procure or propose, or vote in favour of, any resolution for any amendment to the Articles of the Company which would be inconsistent with, undermine or breach any of the provisions of this Deed or the Listing Rules or would be contrary to the principle of the independence of the Company from the Shareholder and its Associates; or

3.1.4.2	in a manner which would be inconsistent with, or breach any of the provisions of, this Deed, the Listing Rules or the Disclosure and Transparency Rules.

3.2

Where any obligations that the Company is in the future required to impose on the Controlling Shareholder (or its Associates or persons with whom it is acting in concert) to ensure that the Listing Rules (if amended) are complied with in full are not satisfied under the terms of this Deed, the parties agree to negotiate in good faith to amend the terms of this Deed to give effect to the Listing Rules (as amended).

3.3

Nothing in this Deed is intended to prevent the Shareholder, any of its Associates or persons with whom it is acting in concert, from acquiring or disposing of any securities of the Company (save to the extent otherwise required by law or regulation).

4.	INFORMATION COVENANT

4.1

The Shareholder acknowledges that, pursuant to Listing Rule 9.8.4R(l4), the Company will be required to include in each annual financial report certain statements made by the Board confirming that amongst other things:

4.1.1	the Company has entered into all agreements required under Listing Rule 9.2.2AR; and

4.1.2	the Company has complied with the independence provisions set out in Clauses 3. I. I to 3.1.4 above throughout the accounting period covered by the annual financial report,

or else to confirm that the FCA has been notified and to include statements to the effect that such agreements have not been entered into and/or complied with and a description of the reasons therefor to enable shareholders to evaluate the impact of non-compliance, as the case may be.

4.2

The Shareholder covenants to provide all information (as to the compliance of itself and/or any member of the Shareholder group with the requirements of Clause 3.1) within a reasonable timeframe that may be reasonably requested by or on behalf of the Board in order to support the statements required to be made by the Board as described in Clause 4.1.

5.	CONFIDENTIAL INFORMATION

5.1	The Shareholder shall ensure that any Confidential Information (as hereinafter defined) which it acquires in connection with this Deed shall be treated as confidential by it.

5.2

Subject to the exceptions stated in clause 5.3, the Shareholder shall not disclose or use Confidential Information for any purpose whatsoever other than for the purposes of properly performing its obligations under this Deed.

5.3	Confidential Information shall be maintained as confidential by the Shareholder and may only be disclosed:

5.3.1

to such of its Associates and its or their respective employees, officers, directors and/or members who reasonably require such disclosure (on the basis that such person(s) are required to comply with this clause 5.3 as if they were subject to these obligations);

5.3.2	to its legal, accounting, insurance and other professional advisers (on the basis that such person(s) are required to comply with this clause 5 as if they were subject to these obligations);

5.3.3

to the tax or VAT authorities, any regulatory authority, and any other governmental or public authority or officer, but only to the extent that such persons require such disclosure for the proper discharge of their functions;

5.3.4	where required, in connection with any legal proceedings; and

5.3.5	in compliance with any law or regulation, or if required by or for the purpose of listing, or maintaining a listing of securities on, or complying with the rules of any stock exchange.

5.4

For the purpose of this Deed, “Confidential Information” means any information of a secret, price sensitive or confidential nature acquired from and concerning the Company Group from time to time or its affairs, whether in written or oral form, save that the Shareholder shall not be obliged to maintain in confidence any such information if the information:

5.4.1	was in the possession of or was known to the Shareholder prior to its receipt from the Company (other than through a breach of this clause 5); or

5.4.2	is independently developed or acquired by the Shareholder without the utilisation of such Confidential Information; or

5.4.3	is or becomes public knowledge without the fault of the Shareholder; or

5.4.4

is or becomes available to the Shareholder from a source other than the Company. in circumstances where the Shareholder concerned is not aware that disclosure has been made in breach of an obligation of confidentiality.

5.5

The Shareholder agrees and unde1takes to the Company that it will procure so far as 1t 1s reasonably able that its permitted disclosees as set out in clause 5.3 treat all Confidential Information which comes into the possession of such persons as confidential.

6.	INSIDE INFORMATION

6.1

The Shareholder acknowledges that the information disclosed to it by or on behalf of the Company or any other member of the Company Group may be inside information in relation to the Ordinary Shares for the purposes of the CJA and/or the FSMA and accordingly the Shareholder undertakes that it shall not (and shall use all reasonable endeavours to procure that none of its Associates or any person with whom it is acting in concert shall not):

6.1.1

deal in securities that are price affected securities (as defined in the CJA) in relation to such inside information, encourage another person to deal in price affected securities or disclose the information except as permitted by the CJA, in each case before the inside information is made public;

6.1.2	deal or attempt to deal in a qualifying investment or related investment (as defined in the FSMA) on the basis of such inside information;

6.1.3	engage in behaviour based on any such inside information which would amount to market abuse for the purposes of the FSMA; or

6.1.4

otherwise breach the requirements of any laws, rules and regulations in relation to dealings in the Company’s securities which apply to the Shareholder, any of its Associates or any person with whom it is acting in concert.

7.	ANNOUNCEMENTS

Except for (i) the Prospectus and any preliminary or supplementary documents thereto; (ii) any Announcements; and (iii) the documents relating to the Admission and identified in the Prospectus (or any preliminary or supplementary documents thereto) as to be made available on display by the Company pursuant to the Prospectus Rules, no party shall make, and shall use all reasonable endeavours to procure that none of such party’s Associates makes, any announcement or publish any circular in connection with the existence or the subject matter of this Deed or referring to any other party without the prior written approval of the other party. This shall not affect any announcement or circular required by law or any regulatory body or the rules of the London Stock Exchange, but a party with an obligation to make an announcement or issue a circular shall consult with the other party insofar as is reasonably practicable as to the content, timing and manner of such an announcement or circular before complying with such an obligation.

8.	OVERRIDING OBLIGATIONS

8.1

For the avoidance of doubt, the obligations of each of the parties pursuant to this Deed shall at all times be subject to all relevant legal and regulatory requirements and obligations of the United Kingdom, including, without limitation, the obligations of the parties in the United Kingdom or elsewhere including, without limitation, the requirements of the Disclosure and Transparency Rules, the Listing Rules, the Prospectus Rules, the Companies Law, the Takeover Code, the FCA, the CJA, the FSMA and the London Stock Exchange. Each party shall act in accordance with each of such requirements and obligations applicable to it and no party shall be required to take any action in breach of any such requirement or obligation applicable to it.

8.2

In the event of any conflict between the prov1s10ns of this Deed and the Articles, the provisions of this Deed shall prevail as between the parties to the extent permitted by applicable law and regulation.

9.	TERMINATION OF DEED

9.1

This Deed shall come into force upon satisfaction of the Condition Precedent and shall continue in full force and effect for so long as the Shareholder, any of its Associates and any person with whom it is acting in conceit, in aggregate hold a Minimum Interest or is othe1wise a Controlling Shareholder, save that the termination and cessation of this Deed shall not relieve any party from any liability or obligation in respect of any matters, unde1takings or conditions which shall not have been done, observed or performed by that party prior to such termination.

9.2

This Deed shall terminate immediately upon the cancellation of Admission whereupon, other than in relation to any pre-existing breach of any provision of this Deed, no party shall have any rights or obligations under this Deed.

9.3

The Shareholder may terminate this Deed immediately at any time by notice to the Company if the Company has a receiver, administrative receiver, administrator or manager appointed over the whole or the majority of it or its assets or business, makes any composition or arrangement with its creditors or an order or resolution is made for its dissolution or liquidation (other than for the purpose of solvent amalgamation or reconstruction), or takes or suffers any similar or analogous procedure, action or event in consequence of debt in any jurisdiction.

9.4	Clauses I, 4, 6, 9.4 and 10 to 20 shall survive the termination of this Deed for any reason.

10.	VARIATION, WAIVER AND CONSENT

10.1

No variation or waiver of any provision or condition of this Deed shall be effective unless it is in writing and signed by or on behalf of each of the parties (or, in the case of a waiver, by or on behalf of the party waiving compliance).

10.2

Unless expressly agreed, no variation or waiver of any provision or condition of this Deed shall constitute a general variation or waiver of any provision or condition of this Deed, nor shall it affect any rights, obligations or liabilities under or pursuant to this Deed which have already accrued up to the date of variation or waiver, and the rights and obligations of the parties under or pursuant to this Deed shall remain in full force and effect, except and only to the extent that they are so varied or waived.

10.3	Any consent granted under this Deed shall be effective only if given in writing and signed by the consenting party and then only in the instance and for the purpose for which it was given.

11.	FURTHER ASSURANCE

At any time after the date of this Deed, the Shareholder shall, and shall procure that any necessary third party shall, execute such documents and do such acts and things as the Company may reasonably require for the purpose of giving the Company the full benefit of all the provisions of this Deed in relation to the obligations of the Shareholder.

12.	ASSIGNMENT

The rights and benefits of this Deed (together with any cause of action arising in connection with any of them) may not be assigned by any party to any other person without the prior written consent of the other party.

13.	SEVERABILITY

13.1

Each provision of this Deed is severable and distinct from the others. The Shareholder and the Company intend that every such provision shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, it shall to that extent be deemed not to form part of this Deed but (except to that extent in the case of that provision) it and all other provisions of this Deed shall continue in full force and effect.

13.2

In particular, but without prejudice to the generality of the foregoing, the provisions of clause 3 are believed by both the Shareholder and the Company to be reasonable and legitimate to protect the interests of the Company. If any such provision is subsequently judged to be invalid or unenforceable, but would have been enforceable had it been subject to some restriction in duration or geographical scope, then the provision will take effect subject to such restriction.

14.	ENTIRE AGREEMENT

14.1	This Deed together with the Articles constitutes the entire agreement and supersedes any previous agreements between the parties relating to its subject matter.

14.2

Each party acknowledges and agrees that no representations were made which are not set out in this Deed but that, if any were made, it has not relied on, or been induced to enter into this Deed by, any information, statements, warranties or representations of any description, whether written or oral, made, supplied or given by or on behalf of the other party in relation to the subject matter of this Deed or otherwise.

15.	GOVERNING LAW AND JURISDICTION

15.1

This Deed and any dispute or claim arising out of or in connection with this Deed, its subject matter or formation (including any non-contractual dispute or claim) are governed by and shall be construed in accordance with English Law.

15.2

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Deed, its subject matter or formation (including any non-contractual dispute or claim).

16.	NOTICES

16.1	Method of serving notice

Any notice, demand or other communication (“Notice”) to be given by one party to any other party under this Deed shall be in the English language in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 16.2 and marked for the attention of the relevant addressee set out in clause 16.2 (or as otherwise notified from time to time in accordance with the provisions of this clause I6.1), provided always that a copy of such Notice shall also be sent by email for information purposes only. Any notice so served by fax (and copied by email) shall be deemed to have been duly given:

16.1.1	in the case of fax, at the time of transmission;

16.1.2	in the case of email, at the expiration of two hours after the time the email was sent,

provided that in each case where delivery by fax or email occurs after 6.00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day.

16.2	Addresses for service

The fax number and email address of the parties for the purpose of clause 16.1 are as follows:

Company:	PureTech Health plc, Attention of Stephen Muniz

Fax:	+] 617 482 3337

Email:	sm@puretechhealth.com

Shareholder:	Invesco Asset Management Limited, Attention of Charles Henderson

Fax:	+44(0) 1491416000

Email:	Charles_Henderson@invescoperpetual.co.uk

16.3	Changes of details

A pa11y may notify any other party to this Deed of a change to its name, fax number or email for the purposes of clause 16.1 provided that, such notice shall only be effective on:

16.3.1	the date specified in the notice as the date on which the change is to take place; or

16.3.2	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

16.4	Proof of service

In proving such service it shall be sufficient to prove that (i) the fax transmission was made and a fax confirmation report was received, and/or (ii) in the case of email, that such email was properly addressed. For the avoidance of doubt, no notice or other communications to any party may be delivered by email only.

17.	COUNTERPARTS

This Deed may be executed in any number of counterpat1s and by the parties to it on separate counterparts and each such counterpart shall constitute an original of this Deed but all of which together constitute one and the same instrument. This Deed shall not be effective until each pat1y has executed at least one counterpart.

18.	COSTS

Each party shall be responsible for its own legal, accountancy and other costs, charges and expenses incurred in connection with the negotiation, preparation, execution and implementation by it of this Deed and any document referred to in it.

19.	NO PARTNERSHIP OR AGENCY

No provision of this Deed creates a partnership between the parties or makes a party the agent of the other pai1ies for any purpose. A party has no authority to bind, to contract in the name of or to create a liability for the other parties in any way or for any purpose and no party shall hold itself out as having authority to do the same.

20.	THIRD PARTY RIGHTS

Save as set out in Clause 1.2.8, the operation of the Contracts (Rights of Third Parties) Act 1999 is hereby excluded in relation to this Deed and a person who is not a Party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

IN WITNESS of which this Deed has been executed and has been delivered on the date which appears above.

Executed as a deed by PURETECH ) HEALTH PLC by a director in the presence ) of a witness: ) )	Signature: /s/ Stephen Muniz

Name (block capitals): STEPHEN MUNIZ Director

Witness signature /s/ Caroline Magor

Witness name (block capitals) CAROLINE MAGOR

Witness address: DLA Piper UK LLP
3 Noble Street
London EC2V 7EE

Executed as a deed by INVESCO ASSET ) MANAGEMENT LIMITED acting as agent ) for and on behalf of its discretionary managed ) clients by a director in the presence of a ) witness:	Signature: /s/ Graeme Proudfoot

Name (block capitals): Graeme Proudfoot Director

Witness signature: /s/ Beverly Young

Witness name: Beverly Young
(block capitals)

Witness address: 125 London Wall
London, EC2Y SAS